Consent of Independent Registered Public Accounting Firm

The Board of Directors

Monmouth Real Estate Investment Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-136896) and the Registration Statement on Form S-8 (File No. 333-146902) of Monmouth Real Estate Investment Corporation of our report dated December 10, 2008, with respect to the consolidated balance sheet of Monmouth Real Estate Investment Corporation and subsidiaries as of September 30, 2008 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the year then ended and the related financial statement schedule, and with respect to the effectiveness of internal control over financial reporting as of September 30, 2008, which reports appear in the September 30, 2008 annual report on Form 10-K of Monmouth Real Estate Investment Corporation.

/s/ PKF

New York, NY                                                                                    Certified Public Accountants

December 10, 2008

A Profession Corporation